SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549






                            FORM 11-K




         Annual Report Pursuant to Section 15(d) of the
         Securities Exchange Act of 1934 (Fee Required)



                  Commission File Number 0-748



           For the fiscal year ended November 30, 1993


          THE McCORMICK PROFIT SHARING PLAN AND PAYSOP

                    (Full title of the Plan)



                McCORMICK & COMPANY, INCORPORATED

  (Name of issuer of the securities held pursuant to the Plan)


                        18 Loveton Circle
                     Sparks, Maryland  21152

             (address of principal executive office)

     Audited Financial Statements and Supplemental Schedules

          The McCormick Profit Sharing Plan and PAYSOP

                        November 30, 1993
               with Report of Independent Auditors

          The McCormick Profit Sharing Plan and PAYSOP

     Audited Financial Statements and Supplemental Schedules


                        November 30, 1993





                            Contents




Report of Independent Auditors ...............................  1

Audited Financial Statements

Statements of Financial Condition.............................  3
Statements of Changes in Plan Equity..........................  4
Notes to Financial Statements.................................  5
Schedule II--Allocation of Plan Equity to Investment Programs. 10
Schedule III--Allocation of Changes in Plan Equity to
   Investment Programs........................................ 16

Supplemental Schedules

Item 27a--Schedule of Assets Held for Investment Purposes..... 25
Item 27d--Schedule of Reportable Transactions................. 26

                 Report of Independent Auditors




To the Investment Committee
McCormick & Company, Incorporated

We have audited the accompanying statements of financial condition of the McCormick Profit Sharing Plan and PAYSOP as of November 30, 1993 and 1992, and the related statements of changes in plan equity for each of the three years in the period ended November 30, 1993. We have also audited the schedules of allocation of plan equity to investment programs as of November 30, 1993 and 1992 and allocation of changes in plan equity to investment programs for each of the three years in the period ended November 30, 1993. These financial statements and schedules are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the McCormick Profit Sharing Plan and PAYSOP at November 30, 1993 and 1992, and the changes in plan equity for each of the three years in the period ended November 30, 1993, in conformity with generally accepted accounting principles. Furthermore, it is our opinion that the schedules referred to above present fairly the information set forth therein in compliance with the applicable accounting regulations of the Securities and Exchange Commission.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of November 30, 1993, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 financial statements taken as a whole.





May 18, l994                           ERNST & YOUNG
Baltimore, MD

                  The McCormick Profit Sharing Plan and PAYSOP
                     Statements of Financial Condition




                                                   November 30
                                              1993            1992


Assets
Investments:
  Securities--at market value:
    McCormick & Company, Incorporated
      --common stock                      $113,374,707    $131,855,674
    Unaffiliated issuers:
      Temporary investments                 19,711,204       5,032,283
      Fixed income fund                                     10,736,183
      Mutual funds                                           2,075,771
  Participant loans                          2,344,381       1,844,724
Total investments                          135,430,292     151,544,635

Receivables:
  Accrued interest and dividends                58,611          10,686
  Employee contributions                                        24,635
  Employer contributions                     4,812,557       4,292,403
Total receivables                            4,871,168       4,327,724

Cash                                             7,879             470
                                           140,309,339     155,872,829

Liabilities
Administrative expenses payable                 18,225          11,446
Withdrawals payable                            480,899       1,584,753
                                               499,124       1,596,199
Plan equity                               $139,810,215    $154,276,630




See accompanying notes.

                 The McCormick Profit Sharing Plan and PAYSOP
                   Statements of Changes in Plan Equity




                                        Year ended November 30
                                      1993          1992          1991

Additions
Employer contributions           $  6,512,133  $  5,668,619   $ 4,906,801
Employee contributions              8,414,243     7,361,346     6,491 092
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                  2,070,382     1,716,028     1,198,536
    Mutual funds                      138,528       112,504       117,457
  Interest income                     954,826       790,554     1,008,808
Other receipts                            292             -             -
                                   18,090,404    15,649,051    13,722,694

Deductions
Participant withdrawals             8,338,081     9,611,394     6,225,848
Administrative expenses               368,741       198,606       175,573
Other disbursements                     1,390             -             -
                                    8,708,212     9,810,000     6,401,421

Net realized gain on investments    4,231,911     5,640,037     3,014,027
Net unrealized (depreciation)
  appreciation of investments     (28,080,518)   30,204,380    36,095,358

Net (decrease) increase           (14,466,415)   41,683,468    46,430,658

Plan equity at beginning of year  154,276,630   112,593,162    66,162,504
Plan equity at end of year       $139,810,215  $154,276,630  $112,593,162



See accompanying notes.

             The McCormick Profit Sharing Plan and PAYSOP
                  Notes to Financial Statements




1.   Significant Accounting Policies

The financial statements of The McCormick Profit Sharing Plan and
PAYSOP (the Plan) are prepared on the accrual basis of accounting.

Valuation of Securities

Investments are stated at aggregate current value. Securities traded on a national securities exchange or included on the NASDAQ National Market List are valued at the last reported sales price on the last business day of the year. Investments for which no sale was reported on that date are valued at the last reported bid price.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in plan equity as net unrealized appreciation or depreciation of investments.

The net realized gain or loss on investments is the difference between the proceeds received and the average cost of investments sold. Expenses relating to the purchase or sale of investments are added to the cost or deducted from the proceeds.

Administrative Expenses

McCormick & Company, Incorporated (the Company) has deducted
$306,261 in 1993, $197,700 in 1992 and $134,887 in 1991 from the
Profit Sharing contributions to offset a portion of the administrative costs incurred on behalf of the Plan. Direct expenses are paid by the Plan.

Reclassification

Certain prior year information has been reclassified to conform with the current year presentation.

2.   Description of the Plan

The following description of the Plan provides only general information. Further information about the Plan agreement, eligible employees, the vesting provisions and investment alternatives are contained in the pamphlet Profit Sharing Plus and in Registration Statement No. 33-33724 on Form S-8 filed with the Securities and Exchange Commission on March 2, 1990. Copies of these documents are available from McCormick Corporate Human Relations.

         The McCormick Profit Sharing Plan and PAYSOP
            Notes to Financial Statements (continued)



2.   Description of the Plan (continued)

The Plan is a defined contribution plan sponsored by McCormick &
Company, Incorporated which incorporates a 401(k) savings and investment option and a Payroll Based Stock Ownership Plan
(PAYSOP).

The Company and participating subsidiaries make contributions to the Plan in such amounts as may be authorized by the Board of Directors. Company contributions are allocated to each participant's account based upon the participant's compensation and length of service. The Company has not made PAYSOP contributions since the elimination of the PAYSOP tax credit in the Tax Reform Act of 1986.

Participating employees can make elective pretax contributions to the Plan through regular payroll deductions. If a participating employee authorizes elective contributions, the contributions may not be less than 1% of his or her taxable cash compensation and may be up to a maximum of 15%. The Company and participating subsidiaries will make a matching contribution at a rate of $.20 for each $ 1.00 of the participant's elective contribution to the McCormick Stock Fund. The matching contribution is not made on elective contributions in excess of 10% of taxable cash compensation.

A participant's elective contributions are invested as directed by the participant in the McCormick Stock Fund, the Interest Income Fund or a combination of the two. These two options, plus a third option, the Balanced Equity Fund, are available for the Company's Profit Sharing contributions.

In general participant withdrawals are subject to a 10% excise tax for withdrawals prior to the participant reaching retirement.

Participants are permitted to take loans against their contribu-tions to the Plan. The maximum of any loan cannot exceed one-half of the employee's account balance or $50,000 less the highest outstanding unpaid loan balance during the prior twelve months, whichever is less. The Company's Investment Committee determines the interest rate for loans based on current market rates. Loan repayments plus interest are made by employees through monthly payroll deductions over loan terms of up to five years. Longer loan terms are available for loans taken to purchase, construct, re-construct or substantially rehabilitate a primary home for someone in the employee's immediate family.

          The McCormick Profit Sharing Plan and PAYSOP
            Notes to Financial Statements (continued)


2.   Description of the Plan (continued)

With the exception of the PAYSOP program, the Company intends to continue the Plan indefinitely. The Company reserves the right to terminate the Plan, or to reduce or cease contributions at any time, if its Board of Directors determines that business, financial or other good causes make it necessary to do so, or to amend the Plan at any time and in any respect provided, however, that any such action will not deprive any participant or beneficiary under the Plan of any vested right.

3.   Income Tax Status

The Internal Revenue Service has ruled that the Plan qualifies under Section 401 of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Plan administrator is not aware of any course of action or series of events that has occurred that might adversely affect the Plan's qualified status. Under the Plan, participants are not subject to federal income tax on Company contributions and income of the Plan until amounts are distributed to them.

4.   Investments

During 1993, 1992 and 1991 the Plan's investments (including investments bought, sold, or held throughout the year) (depreciated) appreciated in fair value by ($23,848,607), $35,844,417 and $39,109,385, respectively, as follows:

                                         Net
                                    (Depreciation)   Fair Value
                                     Appreciation      at End
                                     During Year       of Year

Year ended November 30, 1993
 Fair value as determined by
  quoted market prices:
   McCormick & Company, Incorporated:
    Common stock, voting            ($24,203,890)   $112,909,707
    Common stock, nonvoting               (4,205)        465,000
   Unaffiliated issuers:
    Temporary investments                      -      19,711,204
    Fixed income funds                   178,015               -
    Mutual funds                         181,473               -
   Participant loans                           -       2,344,381
 Total                              ($23,848,607)   $135,430,292

         The McCormick Profit Sharing Plan and PAYSOP
            Notes to Financial Statements (continued)


4.   Investments (continued)
                                         Net
                                     Appreciation    Fair Value
                                    (Depreciation)     at End
                                     During Year       of Year

Year ended November 30, 1992
 Fair value as determined by
  quoted market prices:
   McCormick & Company, Incorporated
    common stock, voting              $35,557,146  $131,855,674
   Unaffiliated issuers:
    Temporary investments                       -     5,032,283
    Fixed income funds                    123,883    10,736,183
    Mutual funds                          163,388     2,075,771
 Participant loans                              -     1,844,724
 Total                                $35,844,417  $151,544,635


Year ended November 30, 1991
 Fair value as determined by
  quoted market prices:
   McCormick & Company, Incorporated
    common stock, voting              $38,863,771  $ 91,377,471
   Unaffiliated issuers:
    Temporary investments                       -     7,389,706
    Fixed income funds                          -     8,012,014
    Mutual funds                          245,614     1,301,093
 Participant loans                              -     1,048,465
 Total                                $39,109,385  $109,128,749



The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                             November 30
                                          1993          1992

Norwest Short Term Investment Fund    $ 19,711,204  $  2,683,365
McCormick & Company, Incorporated
  common stock, voting                 112,909,707   131,855,674

5.   Transactions With Parties-in-Interest

Fees paid during the year for legal, accounting and other services rendered by parties-in-interest were based on customary and reasonable rates for such services.

            The McCormick Profit Sharing Plan and PAYSOP
                Notes to Financial Statements (continued)


6.      Reconciliation of Form 5500 to Audited Financial Statements

The following represents a summary of the differences between the Form 5500 for the year ended November 30, 1993, and the accompanying financial statements:
                                              Amount per
Form 5500                                    Accompanying
  Line                          Amount per     Financial
 Number     Description         Form 5500     Statements   Difference

32b (l)(A)  Interest--Interest  $   751,766   $   954,826  $ (203,060)
            bearing cash

32b (1)(F)  Interest--Other         133,415             -     133,415
            loans

32b (2)(B)  Dividends--Common     2,070,382     2,070,382           -
            stock
N/A         Dividends--Mutual             -       138,528    (138,528)
            funds

32b (4)(C)  Net gain (loss) on     (507,941)    4,231,911  (4,739,852)
            sale of assets

32b (5)     Unrealized (depre-  (23,522,138)  (28,080,518)  4,558,380
            ciation) apprecia-
            tion

32b (10)    Registered invest-      389,645             -     389,645
            ment companies
                               $(20,684,871) $(20,684,871) $        -

The differences result from the classification of investments, and the basis for determining cost, as required for financial statement purposes (historical cost) differing from the classification required in the Form 5500 (market value at the beginning of the Plan year).

7.  Subsequent Events

The quoted market value of the McCormick & Company, Incorporated common stock held by the Plan decreased in value from $23.25 per share as of November 30, 1993, to $21.75 per share as of May 18, 1994, resulting in a decrease of $7,314,486 from the market value of the assets held at November 30, 1993.

On December 1, 1993 the Plan established new investment funds for the contributions not invested in McCormick & Company, Inc. common stock. In anticipation of transferring the existing assets to the new funds, all prior investments in the Interest Income and Balanced Equity funds were liquidated in November 1993. The proceeds were held in temporary investments at November 30, 1993.

          The McCormick Profit Sharing Plan and PAYSOP
       Schedule II--Allocation of Plan Equity to Investment Programs

                             November 30, 1993




                                                         McCormick    Interest
                                              Total     Stock Fund  Income Fund
Assets
Investments:
 Securities--at market value:
   McCormick & Company, Incorporated
     common stock                        $113,374,707  $93,581,689  $         -
   Unaffiliated issuers:
     Temporary investments                 19,711,204      182,957   14,063,777
 Participant loans                          2,344,381            -            -
Employer contributions receivable           4,812,557            -            -
Accrued interest and dividends
 receivable                                    58,611        2,502       28,872
Cash                                            7,879            1            4
                                          140,309,339   93,767,149   14,092,653

Liabilities
Administrative expenses payable                18,225        4,681       11,015
Withdrawals payable                           480,899      274,861       52,200
                                              499,124      279,542       63,215
Plan equity                              $139,810,215  $93,487,607  $14,029,438

          The McCormick Profit Sharing Plan and PAYSOP
       Schedule II--Allocation of Plan Equity to Investment Programs

                             November 30, 1993



                                          Balanced
                                           Equity
                                            Fund         PAYSOP       RIT Trust
Assets
Investments:
 Securities--at market value:
   McCormick & Company, Incorporated
     common stock                       $        -    $4,953,682    $14,839,336
   Unaffiliated issuers:
     Temporary investments               5,461,641           700          2,129
 Participant loans                               -             -              -
Employer contributions receivable                -             -              -
Accrued interest and dividends
 receivable                                 11,660             -              1
Cash                                           867         6,914             92
                                         5,474,168     4,961,296     14,841,558

Liabilities
Administrative expenses payable              1,831             -            698
Withdrawals payable                         11,297        14,746        127,795
                                            13,128        14,746        128,493
Plan equity                             $5,461,040    $4,946,550    $14,713,065

          The McCormick Profit Sharing Plan and PAYSOP
       Schedule II--Allocation of Plan Equity to Investment Programs

                             November 30, 1993




                                                Loans      Unallocated
Assets
Investments:
 Securities--at market value:
   McCormick & Company, Incorporated
     common stock                            $        -    $        -
   Unaffiliated issuers:
     Temporary investments                            -             -
 Participant loans                            2,344,381             -
Employer contributions receivable                     -     4,812,557
Accrued interest and dividends
 receivable                                      15,576             -
Cash                                                  1             -
                                              2,359,958     4,812,557

Liabilities
Administrative expenses payable                       -             -
Withdrawals payable                                   -             -
                                                      -             -
Plan equity                                  $2,359,958    $4,812,557

              The McCormick Profit Sharing Plan and PAYSOP
       Schedule II--Allocation of Plan Equity to Investment Programs

                             November 30, 1992




                                                        McCormick     Interest
                                              Total     Stock Fund  Income Fund
Assets
Investments:
 Securities--at market value:
   McCormick & Company, Incorporated
     common stock                        $131,855,674 $104,912,505  $         -
   Unaffiliated issuers:
     Temporary investments                  5,032,283       74,555    1,551,655
     Fixed income fund                     10,736,183            -   10,736,183
     Mutual funds                           2,075,771            -            -
 Participant loans                          1,844,724            -            -
Employee contributions receivable              24,635            -          268
Employer contributions receivable           4,292,403            -            -
Accrued interest and dividends
 receivable                                    10,686          249        4,674
Cash                                              470            -            -
                                          155,872,829  104,987,309   12,292,780

Liabilities
Administrative expenses payable                11,446        2,739        5,801
Withdrawals payable                         1,584,753    1,089,416      142,448
TOTAL                                       1,596,199    1,092,155      148,249
Plan equity                              $154,276,630 $103,895,154  $12,144,531

              The McCormick Profit Sharing Plan and PAYSOP
       Schedule II--Allocation of Plan Equity to Investment Programs

                             November 30, 1992



                                         Balanced
                                          Equity
                                           Fund         PAYSOP       RIT Trust
Assets
Investments:
 Securities--at market value:
   McCormick & Company, Incorporated
     common stock                      $        -     $6,523,263    $20,419,906
   Unaffiliated issuers:
     Temporary investments              3,390,657              -         15,416
     Fixed income fund                          -              -              -
     Mutual funds                       2,075,771              -              -
 Participant loans                              -              -              -
Employee contributions receivable               -              -         24,367
Employer contributions receivable               -              -              -
Accrued interest and dividends
 receivable                                 5,700              -             63
Cash                                            -            470              -
                                        5,472,128      6,523,733     20,459,752

Liabilities
Administrative expenses payable             2,246              -            660
Withdrawals payable                        20,222        327,264          5,403
TOTAL                                      22,468        327,264          6,063
Plan equity                            $5,449,660     $6,196,469    $20,453,689

              The McCormick Profit Sharing Plan and PAYSOP
       Schedule II--Allocation of Plan Equity to Investment Programs

                             November 30, 1992





                                                       Loans        Unallocated
Assets
Investments:
 Securities--at market value:
   McCormick & Company, Incorporated
     common stock                                   $         -     $        -
   Unaffiliated issuers:
     Temporary investments                                    -              -
     Fixed income fund                                        -              -
     Mutual funds                                             -              -
 Participant loans                                    1,844,724              -
Employee contributions receivable                             -              -
Employer contributions receivable                             -      4,292,403
Accrued interest and dividends
 receivable                                                   -              -
Cash                                                          -              -
                                                      1,844,724      4,292,403

Liabilities
Administrative expenses payable                               -              -
Withdrawals payable                                           -              -
TOTAL                                                         -              -
Plan equity                                          $1,844,724     $4,292,403

                The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                                 Programs

                       Year Ended November 30, 1993



                                                  McCormick     Interest
                                       Total      Stock Fund  Income Fund
Additions
Employer contributions             $ 6,512,133   $ 1,393,315  $         -
Employee contributions               8,414,243     7,349,700    1,064,543
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                   2,070,382     1,675,307            -
    Mutual funds                       138,528             -            -
  Interest income                      954,826        22,026      728,885
Other receipts                             292             -          292
                                    18,090,404    10,440,348    1,793,720

Interfund transfers                          -     2,934,963      905,489

Deductions
Participant withdrawals              8,338,081     4,362,874      943,017
Administrative expenses                368,741         7,829       49,302
Other disbursements                      1,390         1,390            -
                                     8,708,212     4,372,093      992,319

Net realized gain on investment      4,231,911     1,589,177      253,209
Net unrealized depreciation of
  investments                      (28,080,518)  (20,999,942)     (75,192)
Net (decrease) increase            (14,466,415)  (10,407,547)   1,884,907

Plan equity at beginning of year   154,276,630   103,895,154   12,144,531
Plan equity at end of year        $139,810,215  $ 93,487,607  $14,029,438

                The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                                 Programs

                       Year Ended November 30, 1993


                                          Balanced
                                           Equity
                                            Fund          PAYSOP      RIT Trust
Additions
Employer contributions                  $        -    $        -    $         -
Employee contributions                           -             -              -
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                               -        95,079        299,996
    Mutual funds                           138,528             -              -
  Interest income                           69,645            49            806
Other receipts                                   -             -              -
                                           208,173        95,128        300,802

Interfund transfers                         71,750        (1,618)             -

Deductions
Participant withdrawals                    446,172       201,697      2,384,321
Administrative expenses                      3,843           419          1,087
Other disbursements                              -             -              -
                                           450,015       202,116      2,385,408

Net realized gain on investment            400,770       257,790      1,730,965
Net unrealized depreciation of
  investments                             (219,298)   (1,399,103)    (5,386,983)
Net (decrease) increase                     11,380    (1,249,919)    (5,740,624)

Plan equity at beginning of year         5,449,660     6,196,469     20,453,689
Plan equity at end of year              $5,461,040    $4,946,550    $14,713,065

                The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                                 Programs

                       Year Ended November 30, 1993




                                             Loans      Unallocated
Additions
Employer contributions                    $        -     $5,118,818
Employee contributions                             -              -
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                                 -              -
    Mutual funds                                   -              -
  Interest income                            133,415              -
Other receipts                                     -              -
                                             133,415      5,118,818

Interfund transfers                          381,819     (4,292,403)

Deductions
Participant withdrawals                            -              -
Administrative expenses                            -        306,261
Other disbursements                                -              -
                                                   -        306,261

Net realized gain on investment                    -              -
Net unrealized depreciation of
  investments                                      -              -
Net (decrease) increase                      515,234        520,154

Plan equity at beginning of year           1,844,724      4,292,403
Plan equity at end of year                $2,359,958     $4,812,557

               The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                           Programs--(continued)

                       Year Ended November 30, 1992



                                                 McCormick     Interest
                                       Total     Stock Fund  Income Fund
Additions
Employer contributions             $ 5,668,619  $ 1,171,899  $         -
Employee contributions               7,361,346    6,311,969    1,049,377
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                   1,716,028    1,349,921            -
    Mutual funds                       112,504            -            -
  Interest income                      790,554        1,853      671,134
                                    15,649,051    8,835,642    1,720,511

Interfund transfers                          -    2,260,771     (229,834)

Deductions
Participant withdrawals              9,611,394    6,067,872    1,639,135
Administrative expenses                198,606            -       (3,242)
                                     9,810,000    6,067,872    1,635,893

Net realized gain on investment      5,640,037    4,121,550       51,267
Net unrealized appreciation of
  investments                       30,204,380   23,815,747       72,616
Net increase (decrease)             41,683,468   32,965,838      (21,333)

Plan equity at beginning of year   112,593,162   70,929,316   12,165,864
Plan equity at end of year        $154,276,630 $103,895,154  $12,144,531

               The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                           Programs--(continued)

                       Year Ended November 30, 1992


                                          Balanced
                                           Equity
                                            Fund            PAYSOP
Additions
Employer contributions                  $        -        $        -
Employee contributions                           -                 -
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                               -            86,175
    Mutual funds                           112,504                 -
  Interest income                          117,567                 -
                                           230,071            86,175

Interfund transfers                        932,952                 -

Deductions
Participant withdrawals                    282,630           327,264
Administrative expenses                      4,148                 -
                                           286,778           327,264

Net realized gain on investment             24,508           170,834
Net unrealized appreciation of
  investments                              138,880         1,616,123
Net increase (decrease)                  1,039,633         1,545,868

Plan equity at beginning of year         4,410,027         4,650,601
Plan equity at end of year              $5,449,660        $6,196,469

               The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                           Programs--(continued)

                       Year Ended November 30, 1992




                                          RIT Trust          Unallocated
Additions
Employer contributions                   $         -         $4,496,720
Employee contributions                             -                  -
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                           279,932                  -
    Mutual funds                                   -                  -
  Interest income                                  -                  -
                                             279,932          4,496,720

Interfund transfers                              (31)        (2,963,858)

Deductions
Participant withdrawals                    1,294,493                  -
Administrative expenses                            -            197,700
                                           1,294,493            197,700

Net realized gain on investment            1,271,878                  -
Net unrealized appreciation of
  investments                              4,561,014                  -
Net increase (decrease)                    4,818,300          1,335,162

Plan equity at beginning of year          15,635,389          4,801,965
Plan equity at end of year               $20,453,689         $6,137,127

                 The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                            Programs--Continued

                       Year Ended November 30, 1991



                                                 McCormick     Interest
                                       Total     Stock Fund  Income Fund
Additions
Employer contributions             $ 4,906,801  $ 1,005,801  $         -
Employee contributions               6,491,092    5,360,720    1,130,372
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                   1,198,536      917,350            -
    Mutual funds                       117,457            -            -
  Interest income                    1,008,808       24,474      829,952
                                    13,722,694    7,308,345    1,960,324

Interfund transfers                          -    1,475,966      818,173

Deductions
Participant withdrawals              6,225,848    3,964,308      891,860
Administrative expenses                175,573        1,686       33,187
                                     6,401,421    3,965,994      925,047

Net realized gain on investment      3,014,027    2,191,555            -
Net unrealized appreciation of
  investments                       36,095,358   27,413,770            -
Net increase (decrease)             46,430,658   34,423,642    1,853,450

Plan equity at beginning of year    66,162,504   36,505,674   10,312,414
Plan equity at end of year        $112,593,162  $70,929,316  $12,165,864

                 The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                            Programs--Continued

                       Year Ended November 30, 1991


                                          Balanced
                                             Equity
                                              Fund            PAYSOP
Additions
Employer contributions                    $        -        $        -
Employee contributions                             -                 -
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                                 -            65,212
    Mutual funds                             117,457                 -
  Interest income                            152,707                 -
                                             270,164            65,212

Interfund transfers                          574,593                 -

Deductions
Participant withdrawals                      383,504           229,674
Administrative expenses                        5,743                 -
                                             389,247           229,674

Net realized gain on investment               31,892            72,262
Net unrealized appreciation of
  investments                                213,722         2,062,746
Net increase (decrease)                      701,124         1,970,546

Plan equity at beginning of year           3,708,903         2,680,055
Plan equity at end of year                $4,410,027        $4,650,601

                 The McCormick Profit Sharing Plan and PAYSOP
     Schedule III--Allocation of Changes in Plan Equity to Investment
                            Programs--Continued

                       Year Ended November 30, 1991


                                              RIT               Unallocated
                                            Trust

Additions
Employer contributions                      $         -         $3,901,000
Employee contributions                                -                  -
Earnings from investments:
  Dividends:
    McCormick & Company,
      Incorporated                              215,974                  -
    Mutual funds                                      -                  -
  Interest income                                 1,675                  -
                                                217,649          3,901,000

Interfund transfers                               3,000         (2,871,732)

Deductions
Participant withdrawals                         756,502                  -
Administrative expenses                              70            134,887
                                                756,572            134,887

Net realized gain on investment                 718,318                  -
Net unrealized appreciation of
  investments                                 6,405,120                  -
Net increase (decrease)                       6,587,515            894,381

Plan equity at beginning of year              9,047,874          3,907,584
Plan equity at end of year                  $15,635,389         $4,801,965

                     SUPPLEMENTAL SCHEDULES

                The McCormick Profit Sharing Plan and PAYSOP

        Item 27a - Schedule of Assets Held for Investment Purposes

                             November 30, 1993



                                      Shares       Cost          Market
Description                            Held        Value         Value

Temporary investments:
  Norwest Short Term
    Investment Fund                19,711,204   $19,711,204  $ 19,711,204

  McCormick & Company,
   Incorporated:
    Common stock, voting            4,856,332    50,855,366   112,909,707
    Common stock, nonvoting            20,000       469,205       465,000

Participant loans (average                        2,344,381     2,344,381
  interest rate of 7%)
                                                $73,380,156  $135,430,292


                         The McCormick Profit Sharing Plan and PAYSOP
                              Item 27d--Schedule of Reportable Transactions
                                      Year ended November 30, 1993

Category (iii)--series of security transactions in excess of 5% of plan assets

                           Purchase        Selling             Cost of           Current        Net Gain
                            Price           Price              Security            Value         or (Loss)

Norwest Short
Term Investment
Fund                     $41,349,729     $26,529,491       $26,529,491        $67,879,220             -

  # of Trades                412             205                                   617

McCormick & Company,
Incorporated common
stock, Voting              9,218,573       5,319,208         6,186,523         14,537,781       ($867,315)

  # of Trades                 28              42                                    70



There were no category (i), (ii) or (iv) reportable transactions during the year ended November 30, 1993.
















                                                  -26-

            Exhibit--Consent of Independent Auditors



We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and subsidiaries and in the related Prospectuses (if applicable) of our report dated May 18, 1994, with respect to the financial statements and supplemental schedules of The McCormick Profit Sharing Plan and PAYSOP for the year ended November 30, 1993 included under Item 14., Exhibits, Financial Statement Schedules, and Reports on Form 8-K in this Form 10-K/A, No. 1.

     Form           Registration Number          Date Filed

     S-3                 33-66614                  7/27/93
     S-8                 33-59842                  3/19/93
     S-3                 33-40920                  5/29/91
     S-8                 33-33724                  3/02/90
     S-8                 33-33725                  3/02/90
     S-3                 33-32712                 12/01/89
     S-8                 33-24660                 10/07/88
     S-8                 33-24658                  9/15/88
     S-8                  2-96166                  3/01/85





                                    ERNST & YOUNG




May 18, 1994